EXHIBIT 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Background

This EXCLUSIVE DISTRIBUTION AND PARTNERSHIP AGREEMENT (“Agreement”) is entered into effect as of [1 Dec 2020] (the “Effective Date”) by and between [GAUSSIAN ROBOTICS PTE LTD] whose registered office is situated at 71 Ayer Rajah Crescent #03-07/08/09 Singapore 139951, (“Principal”) and [Shanghai Gaussian Automation Technology Development Co. Ltd (“Manufacturer”) whose registered office is situated at Shengxia Road, No. 666 Building 5, Floor 10, Pudong, Shanghai, China 201203.

Term of the Agreement

The Term of the Agreement shall be 3 (three) years with exclusivity granted to Gaussian Robotics Pte Ltd (GS SG) for the territories of Singapore and Qatar and automatically renewed beyond the initial 3-year term on a yearly basis should the 3 years MOV value as detailed in Table 1 be met, the conditions of renewed agreement are subject to the separate discussion. The distributorship rights and partnership shall be extended until such time that Shanghai Gaoxian Automation Technologies (GS SH) acquires GS SG.

Sales Commitments

1.	Annual Minimum Ordering Volume (“MOV”).

During the Term, SG shall purchase the Products selling to Tier 1 Markets not less than the MOV from GS SH as set in Table 1.

The annual MOV estimated orders of specific numbers of ECOBOT models will be discussed with GS SH in the 1st quarter of every year and should be consumed by the end of the 3rd Quarter (30%) and end of 4th Quarter (70%) of the committed Annual MOV.

The Annual MOV also takes into account the planned production release dates of the ECOBOT Models as committed by GS SH and should the production release not make the expected dates, the equivalent value of the committed ECOBOT models will be rolled over to the subsequent year without any penalty.

Should the Annual MOV not be achieved, the following remedial actions can be taken:

a)

For the subsequent year (year 2) that the annual MOV target is not met, GS SH will establish a sales team in GS SG to promote sales. The combined sales team will execute a coherent sales strategy including distributor engagement and pricing strategies to be overseen by GS SG’s head of business development.

b)

Should the annual MOV still not be achieved in year 2, GS SH will take charge of sales strategy for year 3 while representing GS SG (revenues to be recognized through GS SG). All efforts to retain GS SG’s sovereignty as exclusive partner and distributor should be maximized until such time that Shanghai Gaoxian

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Automation Technologies (GS SH) acquires GS SG.

Table 1 Annual MOV

	2020	2021	2022
Annual MOV	CNY 12,000,000.00	CNY 18,000,000.00	CNY 31,000,000.00

Market Tiers and Strategies for 2021

Tier 1: Singapore and Qatar (UAE, Turkey to be determined separately)

GS SG act as Partner and Master Distributor of ECOBOT in Tier 1 markets.

Tier 2: Korea, Hong Kong

GS SG open the Tier 2 markets by form of sales representation and acting as agent, SH contract and manage the business directly with service support. GS SG takes commissions from the sales in Tier 2 markets as indicated following.

Table 2

Market	Yearly Commission (CNY)
Hong Kong	[ ]
Korea	[ ]

Commission generated from Tier 2 market shall be cleared, in the form of rebate to offset product, in the last month of the calendar year depend on the fulfillment of MOV in Tier 1 market.

Tier 3: Asia markets: Japan, Malaysia, Philippines, Indonesia, Indonesia, Laos, Brunei, Vietnam, Cambodia, and Middle East markets (except Israel): Oman, Saudi Arabia, Bahrain, Iran, Egypt, Syria, Algeria, Kuwait, Jordan, Libya and Azerbaijan

SH to contract and manage the business directly with service support in Tier 3 markets. SG can develop project or channel in Tier 3 markets by form of sales representation and acting as agent with prior registration to SH. For case(s) developed and registered by SG, SG take [    ]% commissions according to closing conditions.

Commission generated from Tier 3 market shall be cleared, in the form of rebate to offset product, upon successful sales closure.

Australian Market

A Joint-Venture comprising of of GS SG and GS SH in Australia is proposed.

1.	The JV is exclusive sales agent in Australia and undertakes sales commitments required as below. Initial Exclusivity of JV is 1(one) year and shall be renewed upon the fulfillment of annual MOV.

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Table 3

	2021	2022
Annual MOV	CNY [ ]	CNY […]

2.	GS SH will be contributing to the initial setup of the JV in the form of machines and manpower for technical support for XX% shareholdings.

3.	GS SG will be contributing to the initial setup of the JV in the form of corporate, legal and sales support for XX% shareholdings.

4.	Based on the division of shareholdings, each party will have proportional voting rights regarding management decisions.

5.	In the event that exclusivity of the JV expires, the distributorship authorization shall be reserved automatically for the following 1(one) year.

6.	It is noted that the shareholding, contract and formation of the JV will be drafted separately.

Commission and Benchmark Distributor Price

1. Price to SG 2021：

ECOBOT	50	40	50S	75P	S111	Charging Station	Base Station
Price (CNY)	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

2. Price to regular Authorized Distributor 2021：

ECOBOT	50	40	50S	S75P	S111	Charging Station	Base Station
Price (CNY)	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

Discounts for Tier 1 Market in 2021

For a single order placed by GS SG over CNY 2,000,000, GS SH provides a discount of the below. The discount will be applied to the final milestone payment (deposit to be placed at regular price to SG 2021).

Product	50	40	50 Sanitizer	75 Pro	111	Charging Station	Work Station
Discount Rate	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

For a single order placed by GS SG over CNY [     ], SH provides a discount of the below. The discount will be applied to the final milestone payment (deposit to be placed at regular price to SG 2021).

Product	50	40	50 Sanitizer	75 Pro	111	Charging Station	Work Station
Discount Rate	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%

Other conditions

1.	Product supplied to Tier 1 market has one-and-half year product warranty. Product warranty to commence from deployment (sell-out) date.

2.

GS SG and GS SH will embark on a joint marketing campaign consolidating marketing efforts and inputs for all Gaussian Robotics related social media and webpages. The marketing efforts will be coordinated by Head of Business Development (GS SG) and will incorporate all inputs from both GS SG and GS SH for a unified marketing front.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorised representatives on the date first above written.

For and on behalf of

GAUSSIAN ROBOTICS PTE LTD

By: Aloysius Chong

Date: 30/11/2020

For and on behalf of

SHANGHAI GAUSSIAN AUTOMATION TECHNOLOGY DEVELOPMENT CO., LTD

(上海高仙自动化科技发展有限公司)

By its Legal Representative (法定代表人):

Stamp(公章):

Date: 30/11/2020

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